UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 4, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.
On September 9, 2014, the Board of Directors (the “Board”) of Cliffs Natural Resources Inc. (the “Company”) elected John T. Baldwin to the Board, effective immediately. The Board has determined that Mr. Baldwin has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and is independent within the Company’s director independence standards, which are consistent with the New York Stock Exchange’s director independence standards as currently in effect. Mr. Baldwin has been designated as a “financial expert” as defined by applicable Securities and Exchange Commission rules and regulations. Mr. Baldwin has been appointed as a member of the Audit Committee.
As a non-employee director, Mr. Baldwin will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed under the heading “Director Compensation” in its most recent proxy statement filed with the Securities and Exchange Commission on June 10, 2014 (the “2014 Proxy Statement”). Mr. Baldwin will participate in the Company’s Nonemployee Directors’ Compensation Plan, as amended (the “Plan”), and, following its effectiveness on December 1, 2014, the Company’s 2014 Nonemployee Directors’ Compensation Plan. Pursuant to the Plan, Mr. Baldwin is to receive a prorated annual equity grant of restricted shares as calculated using the grant date fair value and also will be entitled to quarterly and per meeting director fees.
The Company also expects to enter into an Indemnification Agreement with Mr. Baldwin, the form of which is included as Exhibit 10.1 to this Current Report on Form 8-K. The Indemnification Agreement provides that, to the extent permitted by Ohio law, the Company will indemnify Mr. Baldwin against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by him in connection with any suit in which he is a party or otherwise involved as a result of his service as a member of the Board. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.
A copy of the press release relating to the appointment of Mr. Baldwin as a director is attached hereto as Exhibit 99.1.
On September 4, 2014, Richard K. Riederer notified the Company of his decision to resign immediately from the Board. Mr. Riederer served as the chair of the Governance and Nominating Committee of the Board and was a member of the Strategy and Sustainability Committee.
Attached hereto as Exhibit 99.2 is a letter Mr. Riederer furnished to the Company concerning the circumstances he described surrounding his resignation. In response to Mr. Riederer’s letter, the Board stated that it is unified and excited in pursuing a new strategic direction for the Company and that it believes in and supports the changes undertaken by Mr. Goncalves and senior management of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1
Form of Indemnification Agreement between Cliffs Natural Resources Inc. and Directors (filed as Exhibit 10.5 to the Cliffs Natural Resources Inc. Annual Report on Form 10-K on February 16, 2012 and incorporated by reference)

99.1	Cliffs Natural Resources Inc. published a news release on September 9, 2014 captioned, “Cliffs Natural Resources Inc. Appoints John Baldwin to Board of Directors”
99.2	Resignation letter of Richard K. Riederer, dated September 4, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	September 9, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Form of Indemnification Agreement between Cliffs Natural Resources Inc. and Directors (filed as Exhibit 10.5 to the Cliffs Natural Resources Inc. Annual Report on Form 10-K on February 16, 2012 and incorporated by reference)

99.1	Cliffs Natural Resources Inc. published a news release on September 9, 2014 captioned, “Cliffs Natural Resources Inc. Appoints John Baldwin to Board of Directors”
99.2	Resignation letter of Richard K. Riederer, dated September 4, 2014